Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-172371) of Demand Media, Inc. of our report dated October 21, 2011 relating to the financial statements of RSS Graffiti, LLC, which appears in this Current Report on Form 8-K/A of Demand Media, Inc.
/s/         PricewaterhouseCoopers LLP
Los Angeles, California
October 21, 2011